EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Aries Ventures Inc.

We consent to the inclusion in foregoing Cardium Therapeutics Inc. (formerly Aries Ventures Inc.) Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-131104) of our report dated December 17, 2004 relating to the financial statements of Aries Ventures Inc. as of September 30, 2004 and for the year then ended. We also consent to the reference to our firm under the caption “Experts.”

/s/ Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
February 9, 2006